Exhibit 10


        THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, MORTGAGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (1) WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING THESE SECURITIES OR (2) UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.



                            THERMO OPTEK CORPORATION
                       Promissory Note Due August 4, 1998
                             Waltham, Massachusetts

                                                           August 5, 1997


             For value received, Thermo Optek Corporation, a Delaware corporation (the "Company"), hereby promises to pay to Thermo Electron Corporation (hereinafter referred to as the "Payee"), or registered assigns, on a subordinated basis, on August 4, 1998, as described below, the principal sum of forty million dollars ($40,000,000) or such part thereof as then remains unpaid, to pay interest from the date hereof on the whole amount of said principal sum remaining from time to time unpaid at a rate per annum equal to the rate of the Commercial Paper Composite Rate as reported by Merrill Lynch Capital Markets, as an average of the last five business days of the fiscal quarter, plus twenty-five
        (25) basis points, such interest to be payable in arrears on the first day of each fiscal quarter of the Company during the term set forth herein, until the whole amount of the principal hereof remaining unpaid shall become due and payable, and to pay interest on all overdue principal and interest at a rate per annum equal to the rate of interest announced from time to time by The First National Bank of Boston at its head office in Boston, Massachusetts as its "base rate" plus one percent (1%). Principal and all accrued but unpaid interest shall be repaid on August 4, 1998. Principal and interest shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Payee or at such other place as the legal holder may designate from time to time in writing to the Company. Interest shall be computed on an actual 360-day basis.

             This Note may be prepaid at any time or from time to time, in whole or in part, without any premium or penalty. All prepayments shall be applied first to accrued interest and then to principal.

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             The then unpaid principal amount of, and interest
        outstanding on, this Note shall be and become immediately due and payable without notice or demand, at the option of the holder hereof, upon the occurrence of any of the following events:

                  (a) the failure of the Company to pay any amount due hereunder within ten (10) days of the date when due;

                  (b) any representation, warranty or statement made or furnished to the Payee by the Company in connection with this Note or the transaction from which it arises shall prove to have been false or misleading in any material respect as of the date when made or furnished;

                  (c) the failure of the Company to pay its debts as they become due, the insolvency of the Company, the filing by or against the Company of any petition under the U.S. Bankruptcy Code (or the filing of any similar petition under the insolvency law of any jurisdiction), or the making by the Company of an assignment or trust mortgage for the benefit of creditors or the appointment of a receiver, custodian or similar agent with respect to, or the taking by any such person of possession of, any property of the Company;

                  (d) the sale by the Company of all or substantially all of its assets;

                  (e) the merger or consolidation of the Company with or into any other corporation in a transaction in which the Company is not the surviving entity;

                  (f) the issuance of any writ of attachment, by trustee process or otherwise, or any restraining order or injunction not removed, repealed or dismissed within thirty (30) days of issuance, against or affecting the person or property of the Company or any liability or obligation of the Company to the holder hereof; and

                  (g) the suspension of the transaction of the usual business of the Company.

             Upon surrender of this Note for transfer or exchange, a new Note or new Notes of the same tenor dated the date to which interest has been paid on the surrendered Note and in an aggregate principal amount equal to the unpaid principal amount of the Note so surrendered will be issued to, and registered in the name of, the transferee or transferees. The Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes.

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
             In case any payment herein provided for shall not be paid when due, the Company further promises to pay all cost of collection, including all reasonable attorneys' fees.

             No delay or omission on the part of the Payee in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Payee, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Company hereby waives presentment, demand, notice of prepayment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. The undersigned hereby assents to any indulgence and any extension of time for payment of any indebtedness evidenced hereby granted or permitted by the Payee.

             This Note shall be governed by and construed in accordance with, the laws of the Commonwealth of Massachusetts and shall have the effect of a sealed instrument.


                                      THERMO OPTEK CORPORATION



                                        By:
                                           __________________________________
                                           Earl R. Lewis
                                           Chairman and Chief Executive Officer

        [Corporate Seal]

        Attest:



        ____________________________
        Sandra L. Lambert
        Secretary




        cc:  Seth Hoogasian
             Maureen Jacobs
             Sandra Lambert
             Karen Levin
             Michael Mullen
             Andy Pilla
             Gina Silvestri
             Chris Vinchesi


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